Exhibit 99.1
NEWS RELEASE

For Immediate Release
February 5, 2015
MAXWELL TECHNOLOGIES REPORTS 2014 FINANCIAL RESULTS
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CONFERENCE CALL & WEBCAST AT 5 P.M. (EST) TODAY - DETAILS BELOW

SAN DIEGO, Calif. - Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $52.9 million for its fourth quarter ended December 31, 2014, up 36 percent from the $39.0 million recorded in the same period in 2013. Revenue for the fiscal year ended December 31, 2014 totaled $186.6 million, down 4 percent from the $193.5 million recorded in fiscal 2013.
Ultracapacitor revenue increased by 56 percent to $40.9 million in Q414 compared with $26.3 million in the same period last year and totaled $135.6 million for the full year, relatively flat compared with the $136.3 million recorded in 2013. Sales of high-voltage capacitor and microelectronics products totaled $12.0 million in Q414, down 6 percent from the $12.7 million recorded in Q413; full year sales for those products totaled $50.9 million, down 11 percent from the $57.3 million recorded in 2013.
On a U.S. generally accepted accounting principles (GAAP) basis, operating income for the fourth quarter 2014 was $346,000 compared with an operating loss of $2.6 million in Q413. GAAP operating loss for the full year was $1.7 million compared with operating income of $8.6 million in 2013. GAAP net loss for Q414 was $2.1 million, or $0.07 per share, compared with a net loss of $2.8 million, or $0.10 per share, in Q413. GAAP net loss for the full year was $6.3 million, or $0.21 per share, compared with net income of $6.3 million, or $0.22 per diluted share, in 2013. During the quarter ended December 31, 2014, the Company recorded a withholding tax charge of $1.6 million associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.
On a non-GAAP basis, the Company reported operating income of $1.4 million in Q414 compared with an operating loss of $1.2 million in Q413. Non-GAAP operating income for the full year was $2.2 million compared with $12.5 million in 2013. Non-GAAP net income for Q414 was $506,000, or $0.02 per diluted share, compared with a net loss of $1.5 million, or $0.05 per share in Q413. Non-GAAP net loss for the full year was $715,000, or $0.02 per share, compared with non-GAAP net income of $10.3 million, or $0.36 per diluted share, in 2013. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.
GAAP gross margin was 35 percent in Q414 compared with 37 percent in Q413 and 37 percent in Q314. For the full year, gross margin was 37 percent in 2014 compared with 39 percent in 2013. GAAP operating expenses totaled approximately $18.2 million, or 34 percent of revenue, in Q414 compared with $16.9 million, or 43 percent of revenue, in Q413. Non-GAAP operating expenses totaled approximately $17.3 million, or 33 percent of revenue, in Q414 compared with $15.9 million, or 41 percent of revenue, in Q413. Cash and cash equivalents totaled $24.7 million as of December 31, 2014 compared with $30.8 million as of September 30, 2014. Complete financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the Company's Annual Report on Form 10-K with the Securities & Exchange Commission.
Outlook: “Considering the impact of the Chinese New Year holiday shutdown, historic seasonality, increasing price pressure in the Chinese bus market and the uncertainty of the impact of a higher Swiss franc exchange rate, we expect revenue to be lower sequentially by as much as 35 percent in the current first quarter compared with that recorded in the fourth quarter,” said Dr. Franz Fink, Maxwell’s president and CEO.  “Based on the range of initial demand forecasts from our customers, we anticipate sequential revenue growth in succeeding quarters that should produce total revenue of $160 million to $180 million for the full year. Looking further into the future, we are very encouraged with the progress we are making in diversifying the ultracapacitor revenue base with our Engine Start Module for trucks, further penetration of the automotive market and initial installations in the wayside rail and grid firming markets.”
Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful

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MAXWELL TECHNOLOGIES REPORTS 2014 FINANCIAL RESULTS

to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense and the tax impact of the potential repatriation of foreign earnings.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income from operations, net income, and net income per share.
Management will conduct a conference call and simultaneous webcast to discuss 2014 financial results and the future outlook at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (877) 876-9177 from the U.S. and Canada, or (785) 424-1666 for international callers, and entering the conference ID, MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company's web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-hardened microelectronic products for satellites and spacecraft include single board computers and components incorporating our proprietary RADPAK®
packaging and shielding technology that enables them to perform reliably in space. For more information, visit www.maxwell.com.
Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	The accuracy of customer demand forecasts and our reliance on them for planning and resource allocation;

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage the impact of foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•
Our ability to remain competitive and stimulate customer demand through successful introduction of new products at competitive prices, and to educate our prospective customers on the products we offer;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to match production volume to actual customer demand;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.
For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of February 5, 2015. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue	$52,918	$38,979	$186,586	$193,534
Cost of revenue	34,418	24,605	118,146	118,241
Gross profit	18,500	14,374	68,440	75,293
Operating expenses:
Selling, general and administrative	11,151	11,250	43,857	44,195
Research and development	7,003	5,691	26,320	22,542
Total operating expenses	18,154	16,941	70,177	66,737
Income (loss) from operations	346	(2,567)	(1,737)	8,556
Interest (income) expense, net	53	(117)	169	4
Amortization of debt discount and prepaid debt costs	5	14	20	60
Income (loss) before income taxes	288	(2,464)	(1,926)	8,492
Income tax provision	2,406	350	4,346	2,152
Net income (loss)	$(2,118)	$(2,814)	$(6,272)	$6,340
Net income (loss) per common share:
Basic	$(0.07)	$(0.10)	$(0.21)	$0.22
Diluted	$(0.07)	$(0.10)	$(0.21)	$0.22
Weighted average common shares outstanding:
Basic	29,301	28,917	29,216	28,869
Diluted	29,301	28,917	29,216	28,903

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$24,732	$30,647
Trade and other accounts receivable, net	43,698	29,869
Inventories, net	44,856	44,736
Prepaid expenses and other current assets	2,426	2,314
Total current assets	115,712	107,566
Property and equipment, net	39,223	44,941
Goodwill	23,599	25,978
Pension asset	7,362	10,568
Other non-current assets	704	1,034
Total assets	$186,600	$190,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$27,011	$25,616
Accrued employee compensation	9,348	8,788
Deferred revenue	703	1,043
Short-term borrowings and current portion of long-term debt	15,549	7,914
Deferred tax liability	1,111	890
Total current liabilities	53,722	44,251
Deferred tax liability, long-term	3,304	2,125
Long-term debt, excluding current portion	20	100
Other long-term liabilities	2,601	3,401
Total liabilities	59,647	49,877
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,846 and 29,563 shares issued and outstanding at December 31, 2014 and 2013, respectively	2,982	2,953
Additional paid-in capital	277,314	271,928
Accumulated deficit	(158,066)	(151,794)
Accumulated other comprehensive income	4,723	17,123
Total stockholders' equity	126,953	140,210
Total liabilities and stockholders' equity	$186,600	$190,087

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Gross Profit Reconciliation:
GAAP gross profit		$18,500	$15,470	$14,374	$68,440	$75,293
Stock-based compensation expense included in cost of sales	A	153	145	316	740	1,079
Non-GAAP gross profit		$18,653	$15,615	$14,690	$69,180	$76,372
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$18,154	$17,746	$16,941	$70,177	$66,737
Stock-based compensation expense	A	(881)	(866)	(1,042)	(3,227)	(2,901)
Non-GAAP total operating expenses		$17,273	$16,880	$15,899	$66,950	$63,836
Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$346	$(2,276)	$(2,567)	$(1,737)	$8,556
Stock-based compensation expense	A	1,034	1,011	1,358	3,967	3,980
Non-GAAP income (loss) from operations		$1,380	$(1,265)	$(1,209)	$2,230	$12,536
Net Income (Loss) Reconciliation:
GAAP net income (loss)		$(2,118)	$(3,292)	$(2,814)	$(6,272)	$6,340
Stock-based compensation expense	A	1,034	1,011	1,358	3,967	3,980
Tax impact of potential cash repatriation	B	1,590	—	—	1,590	—
Non-GAAP net income (loss)		$506	$(2,281)	$(1,456)	$(715)	$10,320
Net Income (Loss) per Diluted Share Reconciliation:
GAAP net income (loss) per diluted share		$(0.07)	$(0.11)	$(0.10)	$(0.21)	$0.22
Stock-based compensation expense	A	0.04	0.03	0.05	0.14	0.14
Tax impact of potential cash repatriation	B	0.05	—	—	0.05	—
Non-GAAP net income (loss) per diluted share		$0.02	$(0.08)	$(0.05)	$(0.02)	$0.36

See notes on next page

MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended			Twelve Months Ended
		December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	Cost of revenue	$153	$145	$316	$740	$1,079
	Selling, general and administrative	658	716	804	2,362	2,140
	Research and development	223	150	238	865	761
	Total stock-based compensation expense	$1,034	$1,011	$1,358	$3,967	$3,980

(B)
During the quarter ended December 31, 2014, the Company recorded a tax charge of $1.6 million associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.